UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 19, 2020

CB FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-36706	51-0534721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Market Street, Carmichaels, Pennsylvania	15320
(Address of Principal Executive Offices)	(Zip Code)

(724) 966-5041
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 8.01. Other Events.

On February 19, 2020, CB Financial Services, Inc. (the “Company”) announced that its Board of Directors declared a cash dividend on the Company’s outstanding shares of common stock. The dividend of $0.24 per share will be paid on or about March 16, 2020 to stockholders of record as of the close of business on March 6, 2020. In addition, the Company announced that its annual meeting will be held on Wednesday, May 20, 2020 at 1:00 p.m. EDT at the Hampton Inn located at 227 Greene Plaza in Waynesburg, Pennsylvania.

For additional information, reference is made to the Company’s press release dated February 19, 2020, which is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release dated February 19, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: February 19, 2020	By:	/s/ Jamie L. Prah
Jamie L. Prah
Executive Vice President and Chief Financial Officer